UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 26, 2013

VISION-SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20970	13-3430173
(State or other jurisdiction	(Registration Number)	(IRS Employer
of incorporation)	Identification No.)	Identification No.)

40 Ramland Road South Orangeburg, NY	10962
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (845) 365-0600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 26, 2013 Vision-Sciences, Inc. (the “Company”) entered into an amended employment (the “Agreement”) with Howard Zauberman. Pursuant to the Agreement, Mr. Zauberman will be will be promoted to serve as President and Chief Executive Officer. Mr. Zauberman will be paid $250,000 per year, and receive certain other benefits, as described below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 26, 2013 (the “Effective Date”), the Board promoted Howard Zauberman, the Company’s current Interim Chief Executive Officer, to serve as President and Chief Executive Officer, until the earlier of his resignation or removal. Effective as of the Effective Date, the Board approved the enlargement of the Board from eight to nine directors and appointed Mr. Zauberman to serve as a member of the Board as a Class I Director to fill the vacancy created by such enlargement, to serve until the Company’s 2016 annual meeting of stockholders.

Mr. Zauberman, 60, has over 30 years of experience as a leader in the medical products industry. Prior to joining Vision-Sciences in May of 2013, Mr. Zauberman was Vice President of Business Development at Henry Schein, Inc., a leading global healthcare distributor serving office based medical practitioners, from 2005 through 2012. Mr. Zauberman also served as a Special Venture Partner at Galen Partners, a healthcare growth equity and late stage venture capital firm, focused on technology enabled services, medical devices and specialty pharmaceuticals. Prior to this, Mr. Zauberman held senior management positions at ETHICON, Inc. a Johnson & Johnson company, and Pfizer, Inc. Mr. Zauberman has a Masters of Engineering Management from Northwestern University, a Bachelor of Science from Columbia University in mechanical engineering and a Bachelors degree from Queens College.

In connection with Mr. Zauberman’s position as President and Chief Executive Officer, the Company entered into a new Employment Agreement with Mr. Zauberman, effective November 25, 2013 (the “Agreement”), pursuant to which he will be entitled to receive a base salary of $250,000 per year and certain other benefits. Mr. Zauberman will be granted options to purchase 100,000 shares of common stock (“Common Stock”) in accordance with our 2007 Stock Incentive Plan (the “Plan”) for each 90 days of service under the Agreement. The options to purchase the Company’s common stock (“Options”) will be fully vested as of their respective grant date and exercisable during the term of the Agreement and for a period of 36 months following the termination of the Agreement unless Mr. Zauberman is terminated for “cause” (as defined in the Agreement), provided, however, that in no event shall an exercise period for an Option exceed ten (10) years.

On the Effective Date, Mr. Zauberman was also issued 1,200,000 restricted shares of Common Stock (“Restricted Shares”), which shares will be subject to the removal of restrictions over four years (subject to further vesting as described below) commencing on the Effective Date. The removal of restrictions on the Restricted Shares is to occur as follows: up to 300,000 Restricted Shares each year, upon Mr. Zauberman’s achievement of predetermined Company milestones and individual performance objectives (“Milestones”) based on a plan developed by Mr. Zauberman and approved by the Board within 90 days of the Effective Date (the “Plan”). If a Milestone is not achieved, the shares of Restricted Stock tied to that Milestone are cancelled.

Those Restricted Shares for which restrictions have been removed as a result of Mr. Zauberman’s achieving Milestones as described above will then vest in four equal annual installments (each, a “Full Vesting Date”). If prior to a Full Vesting Date, Mr. Zauberman’s service to the Company is terminated for cause (as defined in the Agreement), or if Mr. Zauberman voluntarily terminates his service with the Company, then the Restricted Shares that have not yet vested will be forfeited (even if a Milestone has previously been achieved with respect to such shares). If Mr. Zauberman is terminated without cause (as defined in the Agreement), then all Restricted Shares for which restrictions have been removed will vest, but any Restricted Shares for which a Milestone has not yet been met shall be cancelled.

The initial Plan will cover the balance of the Company’s current fiscal year and fiscal 2015; objectives for each year thereafter shall be set as part of the Company’s annual budget process. The Restricted Shares will also be subject to the terms of the Plan, provided that upon a “Change in Control Event” (as defined in the Plan), fifty percent (50%) of any Restricted Shares that have not vested and for which restrictions have not yet been removed and have not been forfeited, will vest and become unrestricted (and all Restricted Shares for which restrictions have already been removed but have not yet vested will also vest). The terms of the Restricted Shares are set forth in a Restricted Stock Agreement between the Company and Mr. Zauberman dated November 26, 2013.

There is no agreement or understanding between Mr. Zauberman and any other person pursuant to which Mr. Zauberman was appointed as President and Chief Executive Officer or as a member of the Company’s Board of Directors. Mr. Zauberman is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Agreement also provides that if Mr. Zauberman is terminated without “cause” (as defined in the Agreement) or upon a Change in Control (as defined in the Agreement) in which Mr. Zauberman does not continue in his current position, the Company will provide Mr. Zauberman with six (6) months’ notice (or payment in lieu thereof) upon receipt of a release validly executed by Mr. Zauberman and not revoked.

The foregoing summary is qualified in its entirety by reference to the full text of the Agreement and Restricted Stock Agreement, which are attached hereto as Exhibit 99.1 and 99.2 respectively and are incorporated herein by reference.

Item 8.01. Other Events.

On November 26, 2013, the Company issued a press release announcing the promotion of Mr. Zauberman. A copy of that press release is attached as Exhibit 99.1 and made a part of this Item 8.01. The information in the press release attached as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in this Item 8.01 and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The press release attached as Exhibit 99.1 contains forward-looking statements, which are any statements that are not historical facts. These forward-looking statements are based on the Company’s current expectations, and should not be relied upon as representing its views as of any subsequent date. Forward-looking statements are subject to a variety of risks and uncertainties that could cause the Company’s actual results to differ materially from the statements contained herein or in the press release; risk factors are detailed in the Company’s most recent annual report and other filings with the U.S. Securities and Exchange Commission. There is no assurance that any future results or events discussed in these statements will be achieved. The Company does not assume any obligation to update any forward-looking statements as a result of new information or future events or developments, except as may be required by law.

Item 9.01. Financial Statements and Exhibits.

(c)             Exhibits

Exhibit No.	Description of Document
10.1	Employment Agreement between Howard I. Zauberman and the Company dated November 26, 2013.
10.2	Restricted Stock Agreement between Howard I. Zauberman and the Company dated November 26, 2013.
99.1	Press Release dated November 26, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vision-Sciences, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISION-SCIENCES, INC.

By:	/s/ Keith J. C. Darragh
	Name:	Keith J. C. Darragh
	Title:	VP, Finance, Principal Financial Officer, and Principal Accounting Officer

Date:  November 27, 2013